UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 11, 2020

(Date of earliest event reported)

CHUN CAN CAPITAL GROUP

(Exact name of registrant as specified in its charter)

Nevada	333-100046	52-2360156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IR.S. Employer Identification No.)

Costa Rica Street, Yesiana, Alma Rosa 1
Sant Domingo, Este 11506
(Address of principal executive offices)

(809) 249-7769
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01	Change In Control of Registrant

On August 11, 2020, as a result of a private transaction, the control block of voting stock of Chun Can Capital Group. (the “Company”) represented by 215,400,000 shares of common stock [“Shares”] which is an ownership interest of approximately 97.98% has been transferred from Joseph C Passalaqua [“Seller”] to Golden Square Equity Partners Limited, a limited liability company incorporated in England and Wales. [“The Purchaser”].  The consideration for the shares was $0.0046 per share.  The source of cash consideration for the shares was personal funds of the Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 14, 2020	CHUN CAN CAPITAL GROUP

	By:	/s/ Clara I Gomez
Clara I Gomez , Authorized Officer

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